UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 16, 2013

BELO CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-8598	75-0135890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 S. Record Street Dallas, Texas	75202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 977-6606

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On December 16, 2013, Belo Corp., a Delaware corporation (“Belo”), and Gannett Co., Inc., a Delaware corporation (“Gannett”), jointly announced that they have reached an agreement with the U.S. Department of Justice that should enable the companies to complete the previously announced acquisition of Belo by Gannett in 2013. A copy of the joint press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Completion of the transaction remains subject to approval by the Federal Communications Commission and other customary closing conditions.

Cautionary Statements Regarding Forward-Looking Information

Certain statements herein may be forward looking in nature or “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained herein are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward-looking statements. A number of those risks, trends and uncertainties are discussed in each company’s SEC reports, including their annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward-looking statements contained herein should be evaluated in light of these important risk factors.

Gannett and Belo are not responsible for updating the information contained herein beyond the published date.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Joint Press Release, dated December 16, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELO CORP.

Date: December 17, 2013	By:	/s/ Rusell F. Coleman

	Name:	Russell F. Coleman
	Title:	Senior Vice President/General Counsel

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